Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Joelle Fitzgerald
salesforce.com
Investor Relations
415-536-6250
jfitzgerald@salesforce.com

Jane Hynes
salesforce.com
Public Relations
415-901-5079
jhynes@salesforce.com

Salesforce.com Delivers Strong Fiscal Second Quarter Results, Raises Guidance

Revenue Increases 88% to $40.6 Million; Net Income Increases to $1.2 Million

1,300 Customers and 21,000 Paying Subscribers Added in the Quarter

SAN FRANCISCO, Calif. – August 19, 2004 – Salesforce.com (NYSE: CRM), the market and technology leader in on demand customer relationship management, today announced results for its second fiscal quarter, ended July 31, 2004.

“We are delighted to have delivered strong results during a difficult period for the software industry,” said Marc Benioff, chairman and CEO of salesforce.com. “Our numbers speak for the growing acceptance of the on demand computing model.”

Salesforce.com delivered the following results for the second quarter of fiscal year 2005:

•	Revenue: Total revenue was $40.6 million, an increase of 88 percent compared to $21.6 million for the same period last year. Subscription and support revenue was $36.0 million, an increase of 84 percent compared to $19.6 million for the same period last year. Professional services and other revenues were $4.6 million, an increase of 125 percent compared to $2.0 million for the same period last year.

•	Net income: Net income was $1.2 million, an increase of 859 percent compared to $122,000 for the same period last year. Earnings per diluted share were $0.01 compared to break even for the same period last year.

•	Cash: Cash from operations for the fiscal second quarter was $14.9 million compared to $4.0 million for the same period last year, an increase of 275 percent year over year. This cash increase is in addition to the $113.8 million received as proceeds from the company’s IPO.

•	Deferred revenue: Deferred revenue for the fiscal second quarter was $61.6 million compared to $29.4 million as of the end of the second quarter of fiscal year 2004, an increase of 109 percent year over year. This compares to deferred revenue of $52.3 million as of the end of the previous quarter, or 18 percent growth sequentially.

•	Customers and paying subscribers: During the second quarter, the company added over 1,300 customers and approximately 21,000 paying subscribers. As of the end of the second quarter, the company had approximately 11,100 customers and approximately 168,000 paying subscribers.

Salesforce.com is raising its guidance for the fiscal year 2005, ending January 31, 2005, based on information as of August 19, 2004:

•	Fiscal year 2005 revenue is expected to be in the range of $165.0 million to $170.0 million.

•	Fiscal year 2005 earnings per diluted share are expected to be in the range of $0.02 to $0.04 based on an estimated average of 110 million diluted shares and an effective tax rate of 13 percent.

Salesforce.com also expects revenue for its third quarter of fiscal year 2005 to be in the range of $43.0 million to $45.0 million.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss second quarter results at 2:00 p.m. Pacific Daylight Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link until midnight on August 30, 2004. Participants who choose to call in to the conference call can do so by dialing (800) 310-6649 or (719) 457-2693. A replay will be available until midnight on August 23, 2004 and can be accessed by dialing (888) 203-1112 or (719) 457-0820, access code 365871.

About salesforce.com

Salesforce.com is the market and technology leader in on demand customer relationship management (CRM). Through its award-winning salesforce.com family of products, the company provides a comprehensive suite of CRM services to help enterprises of all size, industries and geographies meet the complex challenge of managing customer information. Salesforce.com also offers sforce, the salesforce.com client/service platform, to allow customers and independent software vendors to customize and integrate salesforce.com, as well as build their own on demand enterprise applications. As of July 31, 2004, salesforce.com manages customer information for approximately 11,100 customers and approximately 168,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Automatic Data Processing (ADP), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Polycom and SunTrust Banks. Salesforce.com is headquartered in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com or call 1-800-NO-SOFTWARE.

# # #

Salesforce.com is a registered trademark of salesforce.com, inc., San Francisco, California. Other names used may be trademarks of their respective owners.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and earnings that involve risks, uncertainties and assumptions. If any such uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with our new business model, our history of operating losses, possible fluctuations in our operating results and rate of growth, interruptions or delays in our Web hosting, breach of our security measures, the immature market in which we operate, our relatively limited operating history, our ability to expand, retain and motivate our employees and manage our growth, competition, new releases of our service and successful customer deployment and utilization and selling to larger enterprise customers. Further information on these and other factors that could affect our financial results is included in our registration statement on Form S-1 filed with the SEC on June 22, 2004 and in other filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2004	2003	2004	2003
Revenues:
Subscription and support	$36,017	$19,592	$67,133	$36,514
Professional services and other	4,564	2,031	8,287	4,022

Total revenues	40,581	21,623	75,420	40,536

Cost of revenues (1):
Subscription and support	2,699	1,819	4,981	3,416
Professional services and other	5,483	2,009	9,564	3,767

Total cost of revenues	8,182	3,828	14,545	7,183

Gross profit	32,399	17,795	60,875	33,353

Operating expenses (1):
Research and development	2,074	1,685	4,201	2,925
Marketing and sales	22,525	12,205	42,940	22,861
General and administrative	6,635	3,771	12,208	7,416

Total operating expenses	31,234	17,661	59,349	33,202

Income from operations	1,165	134	1,526	151

Interest, net	348	85	491	154
Other income	5	(70)	25	245

Income before provision for income taxes and minority interest	1,518	149	2,042	550

Provision for income taxes	202	22	272	71

Income before minority interest	1,316	127	1,770	479

Minority interest in consolidated joint venture	(146)	(5)	(163)	11

Net income	$1,170	$122	$1,607	$490

Basic net income per share	$0.02	$—	$0.03	$0.02

Diluted net income per share	$0.01	$—	$0.02	$0.01

Shares used in computing basic net income per share	64,524	29,236	48,106	28,948

Shares used in computing diluted net income per share	107,749	91,973	104,079	91,785

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$187	$153	$357	$313
Research and development	80	124	169	244
Marketing and sales	408	521	822	1,035
General and administrative	425	246	629	536

Total stock-based expenses	$1,100	$1,044	$1,977	$2,128

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2004	2003	2004	2003
Revenues:
Subscription and support	89%	91%	89%	90%
Professional services and other	11	9	11	10

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	6	8	6	9
Professional services and other	14	10	13	9

Total cost of revenues	20	18	19	18

Gross profit	80	82	81	82

Operating expenses:
Research and development	5	8	6	8
Marketing and sales	56	56	57	56
General and administrative	16	17	16	18

Total operating expenses	77	81	79	82

Income from operations	3	1	2	0

Interest, net	1	0	1	0
Other income	0	0	0	1

Income before provision for income taxes and minority interest	4	1	3	1

Provision for income taxes	(1)	0	(1)	0

Income before minority interest	3	1	2	1

Minority interest in consolidated joint venture	0	0	0	0

Net income	3%	1%	2%	1%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	0	1	0	0
Marketing and sales	1	2	1	3
General and administrative	1	1	1	1

Total stock-based expenses	3%	5%	3%	5%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2004	January 31, 2004
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$61,093	$10,463
Short-term marketable securities	55,057	25,349
Accounts receivable	29,944	26,536
Deferred commissions	7,374	8,266
Prepaid expenses and other current assets	3,500	3,532

Total current assets	156,968	74,146

Marketable securities, noncurrent	56,477	—
Restricted cash	3,158	3,912
Fixed assets, net	5,986	5,069
Deferred commissions, noncurrent	2,127	2,890
Other assets	1,797	1,494

Total assets	$226,513	$87,511

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,947	$2,035
Accrued expenses and other current liabilities	25,078	17,682
Income taxes payable	540	534
Deferred revenue	61,557	49,677
Current portion of capital lease obligations	558	78

Total current liabilities	89,680	70,006

Capital lease obligations, net of current portion	1,004	—

Long-term lease abandonment liability and other	1,689	1,830
Minority interest	953	775

Total liabilities	93,326	72,611

Convertible preferred stock	—	61,137

Stockholders’ equity (deficit):
Common stock	103	32
Additional paid-in capital	213,321	35,580
Deferred stock-based compensation	(8,087)	(8,251)
Notes receivables from stockholders	(1,723)	(1,674)
Accumulated other comprehensive (loss) income	(100)	10
Accumulated deficit	(70,327)	(71,934)

Total stockholders’ equity (deficit)	133,187	(46,237)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$226,513	$87,511

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2004	2003	2004	2003
Operating activities:
Net income	$1,170	$122	$1,607	$490
Adjustments to reconcile net income to cash provided by operating activities:
Minority interest	146	5	163	(11)
Depreciation and amortization	679	707	1,427	1,325
Amortization of deferred commissions	3,875	1,799	7,468	3,251
Expenses related to stock-based awards	1,100	1,044	1,977	2,128
Changes in assets and liabilities	7,965	309	8,952	1,564

Net cash provided by operating activities	14,935	3,986	21,594	8,747

Investing activities:
Restricted cash	760	(8)	754	(27)
Changes in marketable securities	(73,361)	(2,256)	(86,185)	(10,350)
Capital expenditures	(484)	(488)	(762)	(819)

Net cash used in investing activities	(73,085)	(2,752)	(86,193)	(11,196)

Financing activities:
Proceeds from the issuance of common stock, net of issuance costs	113,768	—	113,768	—
Proceeds from the exercise of stock options	92	114	1,734	175
Principal payments on capital lease obligations	(157)	(159)	(215)	(310)
Repurchase of unvested shares	(7)	(11)	(43)	(16)
Proceeds from subsidiary stock offerings	40	—	40	—

Net cash provided by (used in) financing activities	113,736	(56)	115,284	(151)

Effect of exchange rate changes	(53)	11	(55)	21

Net increase (decrease) in cash and cash equivalents	55,533	1,189	50,630	(2,579)

Cash and cash equivalents, beginning of period	5,560	4,941	10,463	8,709

Cash and cash equivalents, end of period	$61,093	$6,130	$61,093	$6,130

salesforce.com, inc.

Additional Metrics

	July 31, 2004		April 30, 2004	January 31, 2004	July 31, 2003
Customer and subscriber data:
Approximate number of customers	11,100		9,800	8,700	7,000
Approximate number of paying subscriptions (1)	168,000		147,000	127,000	96,000

Full Time Equivalent Headcount	594		518	444	357

Financial data:
Cash, cash equivalents and marketable securities	$172,627	(2)	$43,733	$35,812	$23,780
Deferred revenue	$61,557		$52,340	$49,677	$29,449

	Three Months Ended July 31,		Six Months Ended July 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues by geography:
Americas	$32,506	$17,909	$60,842	$33,955
Europe	5,828	2,692	10,460	4,730
Asia Pacific	2,247	1,022	4,118	1,851

	$40,581	$21,623	$75,420	$40,536

As a percentage of total revenues:

Revenues by geography:
Americas	80%	83%	81%	84%
Europe	14	12	14	12
Asia Pacific	6	5	5	4

	100%	100%	100%	100%

(1)	Paying subscriptions are defined as unique user accounts, purchased by customers for use by their employees and other customer-authorized users that have not been suspended for non-payment and for which we are recognizing subscription revenue.

The July 31, 2004 paying subscriber metrics do not include the 20,000 subscriptions to a national professional organization since these subscriptions were priced at a nominal fee per subscription per month and provide limited rights to access and use certain features in the Company’s on-demand application service. The Company believes that excluding the 20,000 subscriptions provides a more accurate representation of its numbers.

Also, the July 31, 2004 number excludes approximately 2,000 paying subscribers who are using the Company’s service, but for which the Company has delayed revenue recognition until specific new technology is completed.

(2)	Includes net proceeds of $113.8 million from the Company’s sale of common stock during its initial public offering in June 2004.